UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 17, 2021

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street,
Southern Pines,	NC	28387
(Address of Principal Executive Offices)		(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class            Trading symbol        Name of each exchange on which registered:
Common Stock, No Par Value        FBNC            The Nasdaq Global Select Market

First Bancorp
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Item 5.07 - Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.07 - Submission of Matters to a Vote of Security Holders
On September 17, 2021, First Bancorp (the “Company”) held a special meeting of shareholders. The voting results of the two proposals submitted to shareholders at the special meeting are set forth below. Each proposal submitted to shareholders was approved by the shareholders entitled to vote at the special meeting. The proposals below are described in greater detail in the definitive joint proxy statement/prospectus, dated as of July 28, 2021, and previously filed by the Company with the U.S. Securities and Exchange Commission on July 28, 2021.

Proposal	Shares Voted “For”	Shares Voted “Against”	Shares Abstained	Broker Non-Votes
Proposal 1: To approve the merger agreement and the merger, pursuant to which Select Bancorp, Inc. will merge with and into First Bancorp.	21,869,457	82,534	443,987	—

Proposal 2: To adjourn the First Bancorp special meeting, if necessary or appropriate, to solicit additional proxies in favor of the First Bancorp merger proposal.	19,488,622	2,362,061	545,295	—

With respect to the adjournment proposal, although the vote was taken, no motion to adjourn was made because the merger proposal was approved.

Approximately 76.8% of the votes entitled to be cast on the merger proposal voted for approval of the merger agreement. Of those shares actually present at the special meeting in person or by proxy, approximately 97.7% of the votes cast on the merger proposal voted for approval of the merger agreement.

Signatures
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

September 20, 2021	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

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